AMENDMENT NO. 1
                TO THE AMENDED AND RESTATED INVESTMENT AGREEMENT

        THIS AMENDMENT NO. 1 to the Amended and Restated Investment Agreement, dated as of September 4, 2001, is made as of October 31, 2002 between Kookmin Bank (the "Bank") and Goldman Sachs Capital Koryo, L.P. ("Koryo").

        WHEREAS, the parties entered into an Amended and Restated Investment Agreement, dated as of September 4, 2001 (the "Agreement"); and

        WHEREAS, the Bank and Koryo desire to enter into this Amendment No. 1 to the Agreement ("Amendment No. 1"), pursuant to Section 7.06 of the Agreement in order to eliminate certain provisions therein;

        NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties agree as follows:

1. From and after the date hereof, Sections 2.01, 2.02, 3.01, 3.02, 4.01, 4.02, 4.03, 4.04, 4.05, 6.01, 6.04, 6.05, 7.02 and Exhibit A of the
Agreement shall be deleted in their entirety and shall cease to apply.

2. This Amendment No. 1 shall be governed by the laws of the State of New York and Article VII of the Agreement is incorporated herein mutatis mutandis.
Except as expressly set forth in this Amendment No. 1, the Agreement shall remain in full force and effect and no rights or remedies shall be deemed waived.

3. This Amendment No. 1 may be executed in one or more counterparts, each such counterpart being deemed an original by the parties executing such counterpart, and all of which shall be considered one and the same instrument.



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         IN WITNESS WHEREOF, this Amendment No. 1 has been signed on behalf of each of the parties hereto as of the date first written above.

                                   GOLDMAN SACHS CAPITAL KORYO, L.P.

                                       By:  Goldman Sachs Capital Koryo Gen Par,
                                                L.L.C., its General Partner


                                   By:   /s/ Ji Hong Min
                                         ---------------------------------
                                         Name:  Ji Hong Min
                                         Title: Attorney-in-Fact

                                   KOOKMIN BANK


                                   By:   /s/ Jong-Kyoo Yoon
                                         ---------------------------------
                                         Name:  Jong-Kyoo Yoon
                                         Title: Executive Vice President